UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation of consents from SITO’s stockholders (the “Consent Solicitation”) by Stephen D. Baksa, Thomas Candelaria. Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Baksa Group”) to, among other things, remove and replace all of the current members of SITO’s Board of Directors (the “SITO Board”) other than Brent D. Rosenthal who previously collaborated with Mr. Baksa on an activist campaign at another public company. On May 2, 2017, SITO filed a definitive consent revocation solicitation statement (the “Consent Revocation Solicitation Statement”) with the SEC in connection with its solicitation of consent revocations.

Letter to SITO Stockholders First Used on May 3, 2017

Attached hereto is a letter dated May 3, 2017 from the SITO Board to SITO’s stockholders that SITO is first making available to its stockholders on May 3, 2017 in which the SITO Board comments on why SITO’s stockholders should not execute any gold consent cards sent to them by the Baksa Group or any of the participants in its Consent Solicitation and should elect against surrendering control of SITO to the Baksa Group by executing and returning to SITO a WHITE consent revocation card. This letter is being filed herewith because it may be deemed to be solicitation material in connection with SITO’s solicitation of consent revocations in response to the Consent Solicitation.

Important Additional Information And Where To Find It

SITO, its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with the Consent Solicitation. On May 2, 2017, SITO filed the Consent Revocation Statement and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

IMPORTANT!

THE FUTURE OF YOUR COMPANY IS AT STAKE!

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

WE URGE YOU TO PREVENT STEPHEN D. BAKSA, THOMAS CANDELARIA, MATTHEW STECKER, THOMAS THEKKETHALA AND THEIR OTHER CONSENT SOLICITATION PARTICIPANTS FROM TAKING CONTROL OF SITO WITHOUT PAYING YOU A CONTROL PREMIUM FOR YOUR SHARES

May 3, 2017

Dear Fellow Stockholders:

As you may be aware, Stephen D. Baksa, Thomas Candelaria, Matthew Stecker, Thomas Thekkethala and the other participants in their consent solicitation (together, the “Baksa Group”), are seeking your consent to remove all of the current members of the SITO Board of Directors (other than Brent D. Rosenthal who has previously collaborated with Mr. Baksa on an activist campaign at another publicly-traded company and who Mr. Baksa helped introduce to the SITO Board less than a year ago) and replace them with their own hand-picked nominees, including, Matthew Stecker and Thomas Thekkethala, who currently serve on the Board of Directors of, and occupy senior leadership positions at, Evolving Systems, Inc. (trading on Nasdaq, symbol “EVOL”) (“Evolving Systems”).

WE BELIEVE THAT THE BAKSA GROUP’S CONSENT SOLICITATION SEEKING CONTROL OF SITO WITHOUT PAYING OUR STOCKHOLDERS A CONTROL PREMIUM FOR THEIR SHARES IS INTENDED TO ADVANCE AN UNDISCLOSED AND UNCERTAIN AGENDA TO BENEFIT NOT ONLY THE BAKSA GROUP, BUT ALSO EVOLVING SYSTEMS AND THE FAMILY OF ITS LARGEST STOCKHOLDER, KAREN SINGER, INCLUDING HER HUSBAND GARY A. SINGER

In addition to the Baksa Group’s consent solicitation, Karen Singer, who beneficially owns approximately 10.2% of the outstanding common stock of SITO (according to disclosure contained in an amended Schedule 13D filed with the SEC by Karen Singer on April 28, 2017) and is SITO’s largest stockholder, has threatened a proxy contest for control of SITO and the SITO Board at SITO’s upcoming 2017 Annual Meeting. Karen Singer also beneficially owns approximately 21.2% of the outstanding common stock of Evolving Systems (according to disclosure contained in an amended Schedule 13D filed with the SEC by Karen Singer on April 7, 2017) and is Evolving Systems’ largest stockholder.

We believe that the Baksa Group’s consent solicitation for control of SITO without paying our stockholders a control premium for their shares is intended to advance an undisclosed and uncertain agenda to benefit not only the Baksa Group, but also Evolving Systems and members of the family of its largest stockholder, Karen Singer, including her husband, Gary A. Singer (the former subject of an enforcement action by the SEC1 who, on January 13, 1994, following a jury trial in the U.S. District Court for the Southern District of New York, was convicted of various criminal counts, including fraud, in connection with a "frontrunning" arrangement involving the purchase and sale of high yield bonds), and her son Julian D. Singer, who is a member of the Board of Directors of Evolving Systems. Both Gary A. Singer and Julian D. Singer have been extremely persistent and adamant in pressuring SITO’s management to engage with Baksa Nominee Thomas Thekkethala, in his capacity as Chief Executive Officer of Evolving Systems, and explore ways for the two companies to work together. SITO believes it is less than coincidental that Evolving Systems, which has Karen Singer as its largest stockholder, has three current members of its Board of Directors (Matthew Stecker, Thomas Thekkethala, and Richard Ramlall) as well as a paid consultant to Evolving Systems (Steven G. Singer) seeking to become members of the SITO Board through contested solicitations led by either the Baksa Group or Karen Singer.

1 This discussion of the SEC enforcement action against Gary A. Singer is qualified in its entirety by reference to the complete text of the SEC’s March 10, 1997 Litigation Release No. 15278 which can be accessed at the SEC’s website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

Notwithstanding the numerous ways that Evolving Systems is connected to the multiple contested solicitations pending or threatened against SITO by the Baksa Group or Karen Singer, the Baksa Group wants you to believe (i) that its contested solicitation is not intended to advance any interest of, or benefit, Evolving Systems or its largest stockholder, Karen Singer, or the members of her family, including Gary A. Singer, and Julian D. Singer, (ii) that it is just a coincidence that Evolving Systems is connected to three contested solicitations pending or threatened against SITO by the Baksa Group and/or Karen Singer and, (iii) that the actions of the Baksa Group and Karen Singer, and the their respective proposed slates of proposed director nominees, are only coincidentally connected.

SITO believes that the “Karen Singer” who is viewed as an activist investor, and who has filed Schedule 13Ds with the SEC relating to at least nine different publicly-held companies, is actually a façade for Gary A. Singer, who is banned for life by the SEC from serving as an officer or director of a public company and who is rarely referenced in a Schedule 13D filed by Karen Singer, even though he seems to have a very visible, active and vocal role and appears to be the one orchestrating Karen Singer’s activist campaign against SITO. SITO has never received any telephone calls or requests for meetings from Karen Singer, the individual who filed the Schedule 13D with the SEC relating to SITO, but only from her husband and son who specifically refer to themselves in their communications with SITO’s management as “SITO’s largest stockholder.”

Despite numerous publicly disclosed protestations to the contrary by the Baksa Group and Karen Singer, and their respective law firms, we believe that there is clear evidence suggesting that members of the Baksa Group and members of the Karen Singer family, including Gary A. Singer and Julian D. Singer, have not operated completely independently of each other in sourcing nominees for election to the SITO Board and in pursuing their concurrent contested solicitations for control of SITO and the SITO Board of Directors.

SITO’s Board of Directors strongly urges stockholders not to entrust their investment in SITO to the Baksa Group or the members thereof, such as Matthew Stecker and Thomas Thekkethala, who have ties to members of the Karen Singer family, including Gary A. Singer. Accordingly, to protect your investment in SITO, you are urged to NOT execute any gold consent card and to DISCARD all materials sent to you by the Baksa Group or any member of the Karen Singer family who may seek to influence your vote in the consent solicitation.

SITO believes it stockholders should be very concerned that the Baksa Group, which includes Evolving Systems’ Chairman of the Board, Matthew Stecker, who has a long-time association with the Karen Singer family, and Evolving Systems Chief Executive Officer and Board member, Thomas Thekkethala, is seeking to take control of SITO without paying our stockholders a control premium for their shares in order to advance an undisclosed and uncertain agenda to benefit not only the Baksa Group, but also Evolving Systems and members of the family of its largest stockholder, Karen Singer, including her husband, Gary A. Singer, and her son Julian D. Singer.

If you have previously executed the Baksa Group’s gold consent card, we urge you to reconsider your decision and sign, date and deliver the enclosed WHITE revocation card to SITO as soon as possible using the enclosed postage-paid envelope. Time is short and we need your support to prevent the Baksa Group from taking control of the SITO Board and SITO. This may be the most important vote you have ever made regarding SITO and its future.

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

Equally concerning is that, while the Baksa Group has been abundantly clear that it wants control of SITO without paying our stockholders any control premium for their shares, notwithstanding the substantial progress SITO has demonstrated in recent months in laying a solid foundation for growth and the creation of long-term stockholder value, notably absent from the Baksa Group’s disruptive and inflammatory rhetoric is any specific and viable alternative strategic growth plan or any viable and substantive proposals on how it would drive the creation of long-term stockholder value were it to obtain control of your Board. Nor has the Baksa Group provided any substantive and viable ideas for enhancing stockholder value in the short-term.

In addition, the Baksa Group has not provided any details on how such an abrupt change in control of your Board, at a pivotal and critical time in SITO’s trajectory, would be accomplished so as not to cause significant and substantial harm to our business and prospects, including, but not limited to, our relationships with our employees, customers and partners. SITO’s stockholders have been provided with scant information as to the Baksa Group’s ultimate intentions and plans if it was to abruptly obtain control of SITO through its consent solicitation.

WE BELIEVE THAT THE NUMEROUS TIES BETWEEN MEMBERS OF THE BAKSA GROUP AND MEMBERS OF THE KAREN SINGER FAMILY STRONGLY SUGGEST THAT THEY ARE WORKING IN CONCERT TO CAUSE A CHANGE OF CONTROL OF SITO AND THE SITO BOARD WITHOUT PAYING SITO STOCKHOLDERS A CONTROL PREMIUM FOR THEIR SHARES

SITO believes that the extensive ties between members of the Baksa Group, particularly Matthew Stecker and Thomas Thekkethala, and the family of Karen Singer, strongly suggest that they are not operating independently of each other and share the objective of causing a change in control of the SITO Board to further an undisclosed agenda to benefit not only the Baksa Group but also members of the Karen Singer family and Evolving Systems.

•	Baksa Nominee Thomas Thekkethala currently serves as the President and Chief Executive Officer and as a member of the Board of Directors of Evolving Systems, Inc., a publicly-traded company in which Karen Singer currently owns approximately 21.2% of the issued and outstanding common stock.
•	Baksa Nominee Matthew Stecker currently serves as the Chairman of the Board of Directors of Evolving Systems.
•	The Baksa Group has avoided disclosing how it came to be that it was introduced to Matthew Stecker and Thomas Thekkethala and has not disclosed what role if any, members of the family of Karen Singer, including Gary A. Singer, played in making those introductions.
•	The Baksa Group has avoided explaining why two members of the senior leadership team of Evolving Systems, both with close ties to the family of its largest stockholder, Karen Singer, would agree to serve on a slate of nominees in a contested solicitation for control of SITO and the SITO Board led by the Baksa Group in direct competition with a contested solicitation for control of SITO and the SITO Board led by Karen Singer.
•	Baksa Nominee Mr. Stecker has a previous association and working relationship with Gary A. Singer and Karen Singer and previously served as a director at MRV Communications, Inc., a company where Karen Singer was an activist investor and had filed a Schedule 13D forming a group with another activist investor. Curiously, even though SEC rules required the Baksa Group to disclose in the Baksa Group consent solicitation statement that Mr. Stecker served on the Board of MRV Communications, Inc. from April 2013 to June 2016, the Baksa Group did not provide such disclosure in its consent solicitation statement. In addition, Mr. Stecker worked with Gary A. Singer and Karen Singer when Mr. Stecker was the President, Chief Executive Officer and a director at Livewire Mobile, Inc., a company that Karen Singer beneficially owned approximately 20.7% of the company’s outstanding shares of common stock (according to disclosure contained in an amended Schedule 13D filed with the SEC by Karen Singer on July 28, 2009).

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

•	One of Karen Singer’s purported proposed director candidates in the concurrent proxy contest that she is pursuing against SITO for control of SITO’s Board of Directors, Richard Ramlall, has served as a director of Evolving Systems, Inc. since 2008.
•	Another of Karen Singer’s purported proposed director candidates in the concurrent proxy contest that she is pursuing against SITO, Steven G. Singer, who is the brother-in-law of Karen Singer, currently serves as a paid consultant to Evolving Systems, Inc.
•	Julian D. Singer, the 33 year-old son of Karen Singer and Gary A. Singer, has served as a director of Evolving Systems, Inc. since January 2015.
•	Karen Singer has publicly disclosed her request for a waiver from SITO from the application of Section 203 of the Delaware General Corporation Law, Delaware’s antitakeover statute and sometimes referred to as a “freezeout” statute, so that Karen Singer could purchase up to 19.9% of SITO’s common stock. SITO strongly believes that such a waiver is intended to facilitate a possible future acquisition of SITO by Evolving Systems, Inc., which could be construed as an affiliate of Karen Singer due to her 21.2% ownership interest.

GIVEN GARY A. SINGER’S HISTORY OF BEING CONVICTED OF FRAUD AFTER A JURY TRIAL IN FEDERAL COURT AND BEING BARRED FOR LIFE BY THE SEC FROM SERVING AS AN OFFICER OR DIRECTOR OF A PUBLIC COMPANY, WE BELIEVE THAT OUR STOCKHOLDERS SHOULD BE TROUBLED BY GARY A. SINGER’S UNDEFINED ROLE ACTING ON BEHALF OF KAREN SINGER

•	The strong interest of Karen Singer’s husband, Gary A. Singer, in SITO and his adamant demands several weeks ago that SITO’s management meet with Baksa Group Nominee and Evolving Systems’ Chief Executive Officer and Board of Directors member Thomas Thekkethala to explore future activities with Evolving Systems and the role of Gary A. Singer with respect to the Karen Singer Group and Evolving Systems, remains a confounding mystery that SITO believes deserves further scrutiny and that stockholders should be very concerned about.
•	SITO has never received any telephone calls or requests for meetings from Karen Singer, the individual who filed the Schedule 13D with the SEC relating to SITO, but only from her husband and son who specifically refer to themselves in their communications with SITO’s management as “SITO’s largest stockholder.”
•	Noticeably, despite his strong interest in SITO and his insistence that SITO engage with Evolving Systems, Inc., Gary A. Singer does not appear to be a stockholder in SITO, he is not referenced in any of Karen Singer’s Schedule 13D filings with the SEC related to SITO or Evolving Systems, Inc. and it is abundantly clear that Gary A. Singer cannot be a purported proposed director nominee for election to the SITO Board of Directors or an officer or director of Evolving Systems, Inc.

•	On January 13, 1994, following a jury trial in the U.S. District Court for the Southern District of New York, Gary A. Singer was convicted of various criminal counts, including fraud, in connection with a "frontrunning" arrangement involving the purchase and sale of high yield bonds.

•	In Litigation Release No. 15278 issued by the SEC on March 10, 1997, the SEC announced a settlement of a previously filed civil enforcement action against Gary A. Singer. Pursuant to the final judgment agreed to by Gary A. Singer with the SEC, which followed Gary A. Singer’s criminal conviction on January 13, 1994, Gary A. Singer was permanently enjoined and restrained from, among other things, acting as an officer or director of any public company[2].
•	During the week of March 20, 2017, Gary A. Singer and Karen Singer’s son, Julian D. Singer, sent multiple emails to SITO’s Interim Chief Executive Officer, Richard O’Connell, and Evolving Systems, Inc. Chief Executive Officer Thomas Thekkethala, seeking to introduce Mr. O’Connell to Mr. Thekkethala and adamantly demanding that Mr. O’Connell meet with Mr. Thekkethala at the earliest possible time and indicating how important such meeting was to Karen Singer’s family.

2 This discussion of the SEC enforcement action against Gary A. Singer is qualified in its entirety by reference to the complete text of the SEC’s March 10, 1997 Litigation Release No. 15278 which can be accessed at the SEC’s website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt.

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

•	SITO was introduced to Gary A. Singer in early March 2017 when his son, Julian D. Singer, contacted SITO’s Interim Chief Executive Officer, Richard O’Connell, and announced to Mr. O’Connell that “we” [his family] had just become SITO’s largest stockholder and indicated that he and his father, Gary A. Singer, would be interested in meeting with Mr. O’Connell. Such a meeting took place on March 20, 2017 at SITO’s offices in Jersey City, New Jersey.

WE BELIEVE THAT THE BAKSA GROUP HAS NOT DISCLOSED ANY CREDIBLE PLAN TO ENHANCE STOCKHOLDER VALUE AT SITO NOR HAS IT DISCLOSED HOW THE ABRUPT CHANGE IN CONTROL OF SITO THAT IT IS SEEKING TO CAUSE, AT A PIVOTAL AND CRITICAL TIME IN SITO’S TRAJECTORY, WOULD BE ACCOMPLISHED SO AS NOT TO CAUSE SIGNIFICANT AND SUBSTANTIAL DISRUPTION AND HARM TO SITO’S BUSINESS

While the Baksa Group is seeking control of SITO through its consent solicitation without offering our stockholders any control premium for their shares, the Baksa Group provides:

•	NO details on how such an abrupt change in control of SITO, at a pivotal and critical time in SITO’s trajectory and at a time when a solid foundation is being created for growth and the creation of long-term stockholder value, would be accomplished so as not to cause significant and substantial disruption and harm to our business and prospects, including, but not limited to, our relationships with our employees, customers and partners.
•	NO detail on how the Baksa Group would prevent an abrupt change in control of SITO from causing perception of a change in the direction of the business, instability or lack of continuity which could be exploited by SITO’s competitors.
•	NO detailed and credible alternative strategic plan or any viable and substantive proposals on how the Baksa Group would drive the creation of long-term stockholder value if it were to gain control of SITO’s Board.
•	NO substantive and viable ideas for enhancing stockholder value in the short-term.
•	NO information regarding the management team that the Baksa Group would recruit to manage SITO and create value.
•	NO specific transaction that the Baksa Group believes the SITO Board should consider pursuing.

PROTECT THE VALUE OF YOUR INVESTMENT!

DO NOT ENTRUST THE VALUE OF YOUR INVESTMENT TO THE BAKSA GROUP OR THE MEMBERS THEREOF WHO HAVE CLOSE TIES TO THE FAMILY OF KAREN SINGER

WE URGE YOU TO NOT EXECUTE ANY GOLD CONSENT CARD

We strongly believe that allowing the Baksa Group, or the members thereof, such as Matthew Stecker and Thomas Thekkethala, who have ties to members of the Karen Singer family, including Gary A. Singer, to abruptly obtain control of your Board risks destabilizing the execution of our ongoing initiatives for creating value for all SITO stockholders, could undo much of the progress your Board and management team have made in developing and executing on our strategic growth plan and could ultimately result in stockholders being deprived of the opportunity to realize the long-term value of their investment in SITO. In addition, given the transition under way at SITO, we are also concerned that the Baksa Group and its proposed nominees are ill-suited to abruptly take control of your Board and oversee SITO’s strategic direction at such a pivotal and critical time in SITO’s trajectory.

This may be the most important vote you have ever made regarding SITO and its future. Your Board of Directors strongly urges you not to entrust your investment in SITO to the Baksa Group or the members thereof, such as Matthew Stecker and Thomas Thekkethala, who have ties to members of the Karen Singer family, including Gary A. Singer.

To protect your investment in SITO, the SITO Board urges you to NOT execute any gold consent card and to DISCARD all materials sent to you by the Baksa Group or any member of the Karen Singer family who may seek to influence your vote in the consent solicitation and reject the Baksa Group’s attempt to take control of SITO without paying you a control premium for your shares to advance an undisclosed and uncertain agenda that we believe is intended to benefit not only itself, but also Evolving Systems and the family of its largest stockholder, Karen Singer, including Gary A. Singer.

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

The SITO Board urges you to:

•	Discard the Baksa Group’s solicitation materials;
•	Not sign the Baksa Group’s gold consent card;
•	If you have signed the Baksa Group’s gold consent card, revoke that consent by signing, dating and mailing the enclosed WHITE consent revocation card immediately; and
•	Even if you have not signed the Baksa Group’s gold consent card, show your support for the SITO Board and your fellow stockholders by signing, dating and mailing the enclosed WHITE consent revocation card today.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Betsy J. Bernard

Betsy J. Bernard

Lead Independent Director

YOUR VOTE IS IMPORTANT - TIME IS SHORT!

We strongly urge you not to sign or return the gold consent card sent to you by Stephen D. Baksa, Thomas Candelaria, Matthew Stecker, Thomas Thekkethala and/or the other participants in their consent solicitation.

Remember, you can revoke any gold consent card you have previously submitted by following the instructions on the enclosed WHITE revocation card.

If you have any questions or need assistance in completing the WHITE revocation card to revoke any gold consent card you may have previously submitted, please contact our solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

Cautionary Statement Regarding Certain Forward-Looking Information

This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial and operational performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning the following: our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our cash needs and financing plans; our competitive position; our industry environment; our potential growth opportunities; expected technological advances by us or by third parties and our ability to leverage them; the effects of future regulation; our ability to protect or monetize our intellectual property and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD

Important Additional Information and Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). On May 2, 2017, SITO filed a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

Disclaimer

SITO has neither sought nor obtained the consent from any third party to use any statements or information contained in this letter that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

PLEASE DO NOT EXECUTE ANY GOLD CONSENT CARD